UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Unit B, 5th Floor CKK Commercial Centre 289 Hennessy Rd, Wanchai, Hong Kong

 (Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective June 10, 2015 Yinfu Gold Corporation (the “Company has accepted the resignation of Mr. Liu Jun from his position as President, CEO and as a director of the Company. Mr. Liu Jun has served on the Board since November 12, 2014. The Company sincerely thanks Liu Jun for his loyal service. He will continue to assist the Company as an honorary chairman.

Also effective June 10 the Company announced the appointment of Mr. Li Qiuyu as the Company’s President and as its sole Director.

Mr. Li Qiuyu earned his Master’s degree in Executive Business Administration from Shanghai Tongji University in June 2015. He received his Bachelor’s Degree in Economics from Jiangxi University of Finance and Economics in June 2012.

Since September 2013 he has served as the vice president of the Shanghai and Guangxi Chamber of Commerce. In September 2014 became a member of the Tongji University Design Association and in March 2015 he was elected Vice president of Wenzhou Ecological Endowment Association

From August 2008 to May 2015 he served as Managing Director of Macalayking Architecture Design Co., Ltd. where he was solely responsible for the development of corporate strategy and the company’s daily affairs.

From December 2003 to August 2008 he worked for Urban Architectural Design Co., Ltd. as the China Marketing Manager. From December 2003 to June 2004 he was that company’s General Manager Assistant.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2015

YINFU GOLD CORPORATION

/s/ Li Qiuyu
Li Qiuyu
President, Director